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                                   EXHIBIT 32
                             RULE 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Community Central Bank Corporation (the "Corporation") that the Annual Report of the Corporation on Form 10-KSB for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Corporation as of the end of such period and the results of operations of the Corporation for such period.



Dated:  March 29, 2004              By:  S/ DAVID A. WIDLAK
                                         ------------------
                                    David A. Widlak
                                    Chairman of the Board and CEO
                                    (Principal Executive Officer)




Dated:  March 29, 2004              By:  S/ RAY T. COLONIUS
                                         ------------------
                                    Ray T. Colonius
                                    Treasurer
                                    (Principal Financial and Accounting Officer)